Exhibit 99.1

SEVERANCE AGREEMENT

AGREEMENT made as of November 27, 2006 by and between Plug Power Inc., a Delaware corporation with its principal place of business in Latham, New York (the “Company”), and Jean M. Nelson. (the “Executive”).

WHEREAS, as an inducement to the Executive to accept employment as the Chief Financial Officer of the Company, the Company has agreed to provide the Executive with certain severance benefits on the terms and subject to the conditions set forth in this Agreement.

1. Terminating Event. A “Terminating Event” shall mean any of the following:

(a) termination by the Company of the employment of the Executive with the Company for any reason other than (i) a willful act of dishonesty by the Executive with respect to any matter involving the Company or any subsidiary or affiliate, or (ii) conviction of the Executive of a crime involving moral turpitude, or (iii) the gross or willful failure by the Executive to substantially perform the Executive’s duties with the Company (other than any such failure after the Executive gives notice of termination for “Good Reason”), which failure is not cured within 30 days after a written demand for substantial performance is received by the Executive from the Board of Directors of the Company (the “Board”) which specifically identifies the manner in which the Board believes the Executive has not substantially performed the Executive’s duties, or (iv) the failure by the Executive to perform her full-time duties with the Company by reason of her death or Disability. For purposes of clauses (i) and (iii) of this Section 1(a), no act, or failure to act, on the Executive’s part shall be deemed “willful” unless done, or omitted to be done, by the Executive without reasonable belief that the Executive’s act, or failure to act, was in the best interests of the Company and its subsidiaries and affiliates. For purposes of this Agreement, “Disability” shall mean the Executive’s incapacity due to physical or mental illness which has caused the Executive to be absent from the full-time performance of her duties with the Company for a period of six (6) consecutive months if the Company shall have given the Executive a Notice of Termination and, within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of her duties.

(b) termination by the Executive of the Executive’s employment with the Company for “Good Reason.” “Good Reason” shall mean the occurrence of any of the following events:

(i) a material adverse change, not consented to by the Executive, in the nature or scope of the Executive’s responsibilities, authorities, powers, functions or duties; or

(ii) a reduction in the Executive’s annual base salary as in effect on the date hereof or as the same may be increased from time to time hereafter; or

(iii) unless otherwise consented to by the Executive, the relocation of the Company’s current offices (the “Current Offices”) at which the Executive is principally employed to any other location more than fifty (50) miles from the Current Offices, or the requirement by the Company for the Executive to be based anywhere other than the Current Offices, except for required travel on the Company’s business.

2. Severance Payment. In the event that a Terminating Event occurs during the term of this Agreement, then

(a) the Company shall pay to the Executive (i) if such Terminating Event occurs on or before the date which is thirty-six (36) months after the date of this Agreement, an amount equal to the sum of (A) 1.0 times the Executive’s annual base salary in effect immediately prior to the Terminating Event, plus (B) 1.0 times the Executive’s annual bonus for the fiscal year immediately prior to the Terminating Event, payable in one lump-sum payment no later than five (5) days following the Date of Termination; and

(b) all unvested equity awards (including options to acquire the Company’s common stock and restricted stock awards for shares of the Company’s common stock) held by the Executive shall accelerate vesting by one year; and

(c) for a period of 12 months following the Date of Termination, the Company will continue Executive’s group health, dental and life insurance coverage in effect on the Date of Termination as if Executive remained an active employee; provided that if such coverage may not be continued under the Company’s then current health, dental and life insurance policies without amending such policies or increasing the Company’s payments made for such coverage, then (i) with respect to health or dental insurance, the Company shall notify Executive of such fact, Executive will elect COBRA coverage and the Company will pay all COBRA premiums (less the amount Executive would have been required to pay for such insurance if she had remained as an active employee) on behalf of Executive and (ii) with respect to life insurance, the Company shall pay Executive, on the date when the severance payments are made under Section 2(a) above, an amount equal to the premiums the Company would have paid for such life insurance had Executive remained as an active employee for twelve months after the Date of Termination; and

(d) the Company shall pay to the Executive all reasonable legal and arbitration fees and expenses incurred by the Executive in obtaining or enforcing any right or benefit provided by this Agreement, except in cases involving frivolous or bad faith litigation.

3. Term. This Agreement shall take effect on the date first set forth above and shall terminate upon the earlier of (a) the termination by the Company of the employment of the Executive because of (i) a willful act of dishonesty by the Executive with respect to any matter involving the Company or any subsidiary or affiliate, or (ii) conviction of the Executive of a crime involving moral turpitude, or (iii) the gross or willful failure by the Executive to substantially perform the Executive’s duties with the Company (other than any such failure after the Executive gives notice of termination for “Good Reason”), which failure is not cured within thirty (30) days after a written demand for substantial performance is received by the Executive from the Board which specifically identifies the manner in which the Board believes the Executive has not substantially performed the Executive’s duties, or (iv) the failure by the Executive to perform her full-time duties with the Company by reason of her death or Disability, (b) the third anniversary of the date of this Agreement if the Executive is still employed by the Company, or (c) immediately prior to a Change in Control (as defined in the Executive Severance Agreement dated as of the date hereof by and between the Company and the Executive (the “Executive Severance Agreement”)).

4. Withholding. All payments made by the Company under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law.

5. Notice and Date of Termination; Disputes; Etc.

(a) Notice of Termination. During the term of this Agreement, any purported termination of the Executive’s employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with this Section 5. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and the Date of Termination. Further, a Notice of Termination pursuant to one or more of clauses (i) through (iii) of Section 1(a) hereof is required to include a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds (2/3) of the entire membership of the Board at a meeting of the Board (after reasonable notice to the Executive and an opportunity for the Executive, accompanied by the Executive’s counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the termination met the criteria set forth in one or more of clauses (i) through (iii) of Section 1(a) hereof.

(b) Date of Termination. “Date of Termination”, with respect to any purported termination of the Executive’s employment during the term of this Agreement, shall mean (i) if the Executive’s employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive’s duties during such 30-day period) and (ii) if the Executive’s employment is terminated for any other reason, the date specified in the Notice of Termination. Notwithstanding anything to the contrary in this

Agreement, in the event that the Executive gives a Notice of Termination to the Company, the Company may unilaterally accelerate the Date of Termination and such acceleration shall not result in a Terminating Event for purposes of this Agreement.

(c) No Mitigation. The Company agrees that, if the Executive’s employment by the Company is terminated during the term of this Agreement, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Sections 2(a) and (b) hereof. Further, the amount of any payment provided for in this Agreement shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company or otherwise.

(d) Settlement and Arbitration of Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled exclusively by arbitration in accordance with the laws of the state of New York by three arbitrators, one of whom shall be appointed by the Company, one by the Executive and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in the City of Albany. Such arbitration shall be conducted in the City of Albany in accordance with the rules of the American Arbitration Association for commercial arbitrations, except with respect to the selection of arbitrators which shall be as provided in this Section 5(d). Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

6. Successor to Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal representatives, executors, administrators, heirs, distributees, devisees and legatees. In the event of the Executive’s death after a Terminating Event but prior to the completion by the Company of all payments due her under Section 2(a) and (b) of this Agreement, the Company shall continue such payments to the Executive’s beneficiary designated in writing to the Company prior to her death (or to her estate, if the Executive fails to make such designation).

7. Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

8. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

9. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Executive at the last address the Executive has filed in writing with the Company, or to the Company at its main office, attention of the Board of Directors.

10. Effect on Other Plans. Nothing in this Agreement shall be construed to limit the rights of the Executive under the Company’s benefit plans, programs or policies except (a) as otherwise provided herein, (b) that the Executive shall have no rights to any severance benefits under any severance pay plan and (c) the Executive shall not be entitled to severance under this Agreement in connection with a specific termination of employment if Executive is receiving severance under the Executive Severance Agreement in respect of such termination.

11. No Offset. The Company’s obligation to make the payments provided for in this Agreement and otherwise perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company or any of its affiliates may have against the Executive or others whether by reason of the Executive’s breach of this Agreement, subsequent employment of the Executive, or otherwise.

12. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes in all respects all prior agreements between the parties concerning such subject matter.

13. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company.

14. Governing Law. This is a New York contract and shall be construed under and be governed in all respects by the laws of the state of New York.

15. Confidential Information. The Executive shall never use, publish or disclose in a manner adverse to the Company’s interests, any proprietary or confidential information relating to (a) the business, operations or properties of the Company or any subsidiary or other affiliate of the Company, or (b) any materials, processes, business practices, technology, know-how, research, programs, customer lists, customer requirements or other information used in the manufacture, sale or marketing of any of the respective products or services of the Company or any subsidiary or other affiliate of the Company; provided, however, that no breach or alleged breach of this Section 15 shall entitle the Company to fail to comply fully and in a timely manner with any other provision hereof. Nothing in this Agreement shall preclude the Company from seeking money damages, or equitable relief by injunction or otherwise without the necessity of proving actual damage to the Company, for any breach by the Executive hereunder.

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IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company by its duly authorized officer, and by the Executive, as of the date first above written.

PLUG POWER INC.

By:	/s/ Roger B. Saillant
Roger B. Saillant
Chief Executive Officer

/s/ Jean M. Nelson
Jean M. Nelson